Exhibit 8.1

Troutman Pepper Locke LLP
3000 Two Logan Square Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
troutman.com

March 3, 2025

CubeSmart

CubeSmart, L.P.

5 Old Lancaster Road

Malvern, Pennsylvania 19355

Ladies and Gentlemen:

We have acted as counsel to CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Partnership”), in connection with the offering on or after the date hereof of up to 13,510,817 of the Company’s common shares of beneficial interest, $0.01 par value per share (“Common Shares”), which are to be offered and sold by the Company from time to time pursuant to the terms of the Equity Distribution Agreement, dated as of March 3, 2025 (the “Equity Distribution Agreement”), by and among the Company and the Partnership and each of Wells Fargo Securities, LLC, BofA Securities, Inc., BMO Capital Markets Corp., Jefferies LLC, Barclays Capital Inc., BTIG, LLC, Goldman Sachs & Co. LLC, Nomura Securities International, Inc., Regions Securities LLC and Truist Securities, Inc., as sales agent, principal and, if applicable, forward seller (except with respect to BTIG, LLC, in which case the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent)) and each of Wells Fargo Bank, National Association, Bank of America, N.A., Bank of Montreal, Jefferies LLC, Barclays Bank PLC, Goldman Sachs & Co. LLC, Nomura Global Financial Products, Inc., Regions Securities LLC and Truist Bank as forward purchaser.

The offering of the Common Shares is being made pursuant to a prospectus supplement, dated March 3, 2025 (the “Prospectus Supplement”), and the accompanying base prospectus, dated March 3, 2023 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), each of which forms a part of the Company’s effective Registration Statement on Form S-3 (File No. 333-270248) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The opinions expressed herein are based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations) and interpretations of the foregoing as expressed in court decisions, legislative history and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. This opinion represents our best legal judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not reach a conclusion contrary to such opinions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the opinions expressed herein.

In rendering the opinions expressed herein, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including: (1) the Articles of Restatement of the Declaration of Trust of the Company dated May 27, 2015, as amended or supplemented through the date hereof, and (2) the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 27, 2004, as amended or supplemented through the date hereof.

CubeSmart March 3, 2025 Page 2

In rendering the opinions expressed herein, we have relied upon written representations as to factual matters of the Company and the Partnership contained in an Officer’s Certificate Regarding Certain Tax Matters dated March 3, 2025 regarding their consolidated assets, operations and activities (the “Officer’s Certificate”). We have not made an independent investigation or audit of the facts set forth in the Officer’s Certificate or in any other document. We consequently have relied upon the accuracy of the representations as to factual matters in the Officer’s Certificate. After inquiry, we are not aware of any facts or circumstances contrary to, or inconsistent with, the representations that we have relied upon or the other assumptions set forth herein. Our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company, the Partnership or any other person.

We have assumed, with your consent, that, insofar as relevant to the opinions expressed herein:

(1)            the Company has been and will be operated in the manner described in the Officer’s Certificate, the Registration Statement and the Company’s Form 10-K for the fiscal year ended December 31, 2024 (including, in each case, the other documents incorporated therein by reference);

(2)            all of the obligations imposed by the documents that we reviewed have been and will continue to be performed or satisfied in accordance with their terms; and all of such documents have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine;

(3)            all representations made in the Officer’s Certificate (and other factual information provided to us) are true, correct and complete and will continue to be true, correct and complete, and any representation or statement made in the Officer’s Certificate “to the best of knowledge,” “to the knowledge” or “to the actual knowledge” of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification; and

(4)            all documents that we have reviewed have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.            Commencing with its taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025 and thereafter.

2.            The discussion in the Registration Statement under the heading “Material United States Federal Income Tax Considerations,” (including to the extent updated by the discussion under the heading “Material United States Federal Income Tax Considerations” in Exhibit 99.1 to the Form 10-K for the fiscal year ended December 31, 2024) to the extent it describes provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, is correct in all material respects as of the date hereof.

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We assume no obligation to advise you of any changes in our opinion subsequent to the date of this letter. We do not purport to express any opinion herein concerning any law other than the federal income tax law of the United States. The Company’s qualification for taxation as a REIT depends upon the Company’s ability to meet, on a continuing basis, through actual annual operating and other results, the requirements of the Code, including the requirements with regard to the sources of its gross income, the composition of its assets, the level of its distributions to shareholders and the diversity of its share ownership. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion letter has been prepared for your use in connection with the Prospectus Supplement, including submission to the Commission as an exhibit to a current report filed on Form 8-K (the “Form 8-K”), to be filed by the Company with the Commission on or about the date hereof, and speaks as of the date hereof. We do not purport to express any opinion herein concerning any law other than the federal income tax law of the United States. We consent to the filing of this legal opinion as an exhibit to the Form 8-K and to the use of the name of our firm therein and under the section “Legal Matters” in the Registration Statement, the Prospectus, and the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Troutman Pepper Locke LLP